                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       The Washington Water Power Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

PROMPT RETURN OF THE ENCLOSED PROXY CARD WILL SAVE THE EXPENSE OF AN ADDITIONAL
                                    MAILING.
                YOUR IMMEDIATE ATTENTION IS GREATLY APPRECIATED.

[WASHINGTON POWER LOGO]

PAUL A. REDMOND                                                   March 31, 1997

Chairman of the Board and
Chief Executive Officer

Dear Shareholder:

    On behalf of the Board of Directors, it's my pleasure to invite you to attend the 1997 Annual Meeting of Shareholders. We'll have a reception and refreshments beginning at 2:30 p.m. Directors, officers, and other Company representatives will be there to visit with you and answer any questions you might have. The Annual Meeting will begin promptly at 3:00 p.m.

Date:  Tuesday Afternoon, May 20, 1997             Place:  Spokane Opera House
Time:  2:15 p.m. Doors Open                                (See next page for map/details.)
       2:30 p.m. Reception and Refreshments                334 West Spokane Falls Blvd.
       3:00 p.m. Annual Meeting Convenes                   Spokane, Washington

    I mentioned in the special letter enclosed that our Company has set aggressive growth targets and is focused on creating a strong future. At the annual meeting, you'll hear more about our progress. We'll also present a video dedicated to those individuals in the community and in our Company who served as heroes during the Ice Storm natural disaster that devastated our region last fall. The resiliency, spirit, cooperation, and dedication by the Company's service response and restoration teams as well as the community was an inspiration to us all.

    We hope that you'll be able to attend the Annual Meeting. Whether or not you're able to participate, please take the opportunity to review the Annual Report, Proxy Statement, and 1996 Financial Report. Please also vote your proxy. Your vote is important regardless of the number of shares you own. Thank you for your continued support.

                                          Sincerely,

         Washington Water Power P.O. Box 3647 Spokane, Washington 99220
            Shareholder Relations--(509)482-4203 or (1)(800)222-4931

IF YOU REQUIRE SPECIAL ACCOMMODATIONS AT THE ANNUAL MEETING DUE TO A DISABILITY,
         PLEASE CALL OUR SHAREHOLDER RELATIONS DEPARTMENT BY APRIL 25.

                                     (MAP)

                       THE WASHINGTON WATER POWER COMPANY
                            1411 EAST MISSION AVENUE
                           SPOKANE, WASHINGTON 99202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON TUESDAY AFTERNOON, MAY 20, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Washington Water Power Company will be held at the Spokane Opera House, 334 West Spokane Falls Boulevard, Spokane, Washington 99201, at 3:00 p.m., Spokane Time, on Tuesday, May 20, 1997, for the following purposes:

    (1) To elect four directors of the Company.

    (2) To transact such other business as may come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 20, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person.

    Shareholders who cannot be present at the meeting are urged to sign, date, and mail the enclosed form of proxy in the enclosed postage-paid envelope as promptly as possible.

                                          By order of the Board of Directors,

                                          Terry L. Syms
                                          CORPORATE SECRETARY

Spokane, Washington
March 31, 1997

                       THE WASHINGTON WATER POWER COMPANY
                            1411 EAST MISSION AVENUE
                           SPOKANE, WASHINGTON 99202

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Washington Water Power Company of proxies for use at the Annual Meeting of Shareholders to be held at the Spokane Opera House, 334 West Spokane Falls Boulevard, Spokane, Washington 99201, at 3:00 p.m., Spokane Time, on Tuesday, May 20, 1997, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting and, where the shareholder giving the proxy specifies a choice, the proxy will be voted in accordance with the specification so made. A proxy given for use at the meeting may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby. It is expected that this Proxy Statement and accompanying form of proxy will be mailed to shareholders on or about March 31, 1997.

    Holders of Common Stock of record at the close of business on March 20, 1997 will be entitled to vote at the Annual Meeting. On that date, there were outstanding 55,960,360 shares of Common Stock.

                                     VOTING

    Holders of Common Stock, the Company's only class of securities with general voting rights, will be entitled to one vote per share, subject to cumulative voting rights in the election of directors as described below. Under Washington law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the votes entitled to be cast on a matter by holders of outstanding shares of the Company's Common Stock constitutes a quorum for action on such matter. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

    Assuming a quorum exists with respect to the election of directors, each record holder of Common Stock will be entitled to vote cumulatively and accordingly may give one nominee for election as many votes as the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such votes among any two or more of such nominees as such shareholder shall think fit. The nominees elected will be those receiving the largest number of votes cast by the holders of the Common Stock, up to four individuals for the 1997 Annual Meeting. The outcome of the vote will be determined by reference to the number of votes cast. Withheld votes are not considered "votes cast" and, therefore, will have no effect.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the meeting, four directors are to be elected, one to hold office for a term of two years until 1999, and three to hold office for a term of three years until 2000, and in each case until their respective successors shall be elected and shall qualify. Unless authority to do so is withheld, the persons named as proxies in the accompanying form of proxy will vote for the election of the nominees listed below, or in the discretion of such persons will vote cumulatively for the election of one or more of such nominees. The Board of Directors has no reason to believe that any such nominee will be unable to serve as a director. If, however, any such nominee shall become unavailable, the proxies will have discretionary authority to vote for a substitute nominee. B. Jean Silver, who has served as a director since 1988, is retiring. General H. Norman Schwarzkopf, who has served as a director since 1993, is not standing for re-election.

    The following tabulation, prepared from information furnished to the Company by the nominees and the continuing directors, shows as to each nominee or continuing director his or her principal occupation and the year in which he or she first became a director, if applicable.

                                    NOMINEES

NAME AND PRINCIPAL OCCUPATION
------------------------------------
W. LESTER BRYAN
    Director Since August 13, 1996    President & Chief Operating Officer
    Age--56                           of the Company
    (to be elected for a term         Spokane, Washington
    expiring in 1999)

    Mr. Bryan was appointed President & Chief Operating Officer of the Company in August 1996. He was employed by the Company in 1970. His experience includes positions in system operations and resource planning. He was appointed Vice President of Power Supply in 1983 and Senior Vice President of Rates and Resources in 1992, where he was responsible for all electric and natural gas wholesale operations. Mr. Bryan also serves on the boards of the Columbia Storage Power Exchange and the Pacific Northwest Utilities Conference Committee. He is also a member of the Pacific Coast Gas Association and the Eastern Washington University Business Advisory Council.

SARAH M.R. (SALLY) JEWELL
    Director Nominee                  President
    Age--41                           Western Bank Division of Washington
    (to be elected for a term         Mutual Bank
    expiring in 2000)                 Seattle, Washington

    Mrs. Jewell is President of the Western Bank division of Washington Mutual. Prior to joining Washington Mutual, she spent fourteen years with Rainier Bank, Security Pacific Bank and West One Bank, in the areas of energy banking, national accounts, credit administration, head of business banking activities in Washington, and finally as President and CEO of West One Bank, Washington. Mrs. Jewell serves on the boards of Recreation Equipment, Inc., and PREMERA, parent company of Blue Cross of Washington and Alaska and Medical Service Corporation. She is also an active participant in community activities including leadership positions on several non-profit boards. These include the Alliance for Education, the Seattle-King County-Snohomish County YWCA and the Mountains to Sound Greenway Trust. In addition, she serves on advisory committees for the University of Washington's College of Engineering, School of Business, and Women in Engineering Initiative.

JOHN F. KELLY
    Director Nominee                  Chairman, President and
    Age--52                           Chief Executive Officer of Alaska Air
    (to be elected for a term         Group and Alaska Airlines
    expiring in 2000)                 Seattle, Washington

    Since February 1995, Mr. Kelly has been Chairman, President and CEO of Alaska Air Group and of Alaska Airlines, a wholly-owned subsidiary of Alaska Air Group. He has been a board member of Alaska Air Group since 1989. From 1987 through 1994, Mr. Kelly was President and CEO of Horizon Air and has been Chairman of the Board of Horizon Air since 1991. Horizon Air is also a wholly-owned subsidiary of Alaska Air Group. Mr. Kelly began his career with Alaska Airlines in 1976 where he held various executive positions including Executive Vice President and Chief Operating Officer and Vice President of Marketing. Mr. Kelly serves on the board of trustees of the Seattle Repertory Theatre, is a member of the Northwestern University Transportation Center Business Advisory Committee, and is a director of the Washington State Roundtable.

R. JOHN TAYLOR
    Director Since May 10, 1985       Chairman and Chief Executive Officer
    Age--47                           AIA Services Corporation
    (to be elected for a term         Lewiston, Idaho
    expiring in 2000)

    In September 1995, Mr. Taylor was appointed Chairman and Chief Executive Officer of AIA Services Corporation, a life insurance holding company and insurance agency with operations throughout the United States. Prior to that time and for over five years, Mr. Taylor served as President of AIA Services and was its Chief Operating Officer. Mr. Taylor is also a member of the boards of directors of The Universe Life Insurance Company, Lewiston, Idaho, Woodcom, Inc., (KATW Radio) of Lewiston, Idaho, and the Great Fidelity Life Insurance Company of Fort Wayne, Indiana.

                              CONTINUING DIRECTORS

NAME AND PRINCIPAL OCCUPATION
------------------------------------
DAVID A. CLACK
    Director Since February 4, 1988   President
    Age--62                           Clack and Co.
    (term expiring in 1998)           Spokane, Washington

    For over five years, Mr. Clack has been President of Clack and Co., an investment firm headquartered in Spokane, Washington. Previously, Mr. Clack was Chairman of the Board and Chief Executive Officer of Old National Bancorporation of Washington.

DUANE B. HAGADONE
    Director Since May 13, 1966       President
    Age--64                           Hagadone Corporation
    (term expiring in 1998)           Coeur d'Alene, Idaho

    For over five years, Mr. Hagadone has been owner of the Hagadone Corporation which has its headquarters in Coeur d'Alene, Idaho, and operates three major divisions: Hagadone Communications Company, Hagadone Hospitality Company, and Hagadone Investment Company. Mr. Hagadone is also a director of Coeur d'Alene Mines Corporation in Coeur d'Alene, Idaho.

EUGENE W. MEYER
    Director Since May 11, 1990       Financial Consultant
    Age--60                           Hilton Head Island, South Carolina
    (term expiring in 1999)

    For over five years, Mr. Meyer has been in the financial consulting business. He was previously a Managing Director of Kidder, Peabody & Co., Incorporated, an investment banking and brokerage firm. His experience with that firm included serving as a board member and managing its utility finance department. Mr. Meyer is a Chartered Financial Analyst.

PAUL A. REDMOND
    Director Since August 1, 1980     Chairman of the Board and Chief
    Age--60                           Executive Officer of the Company
    (term expiring in 1999)           Spokane, Washington

    Mr. Redmond was appointed Chairman of the Board and Chief Executive Officer of the Company in 1985. He was employed by the Company in 1965. His experience includes Construction and Maintenance Engineer, Superintendent of Contract Construction, Manager of Construction and Maintenance, and Assistant to the President. He was appointed a Vice President in 1978, Executive Vice President in 1980, President and Chief Operating Officer in 1982, and President and Chief Executive Officer in 1984. Mr. Redmond is also a director of U.S. Bancorp in Portland, Oregon, Chairman of the Board of ITRON,

Inc. ("ITRON"), in Spokane, Washington, and Chairman of the Board of Pentzer Corporation (the Company's wholly-owned private investment firm) in Spokane, Washington.

LARRY A. STANLEY
    Director Since May 10, 1991       President and Chief Executive Officer
    Age--68                           Empire Bolt & Screw, Inc.
    (term expiring in 1998)           Spokane, Washington

    For over five years, Mr. Stanley has been Chief Executive Officer of Empire Bolt & Screw, Inc., a Spokane distribution company which he founded in 1972. He is a past Chairman of the Association of Washington Business and past President of the Inland Northwest Council of Boy Scouts of America. Mr. Stanley is also a board member of the Washington State Governor's Small Business Improvement Council and immediate past Chairman of the Spokane Area Chamber of Commerce. Mr. Stanley also serves on the boards of Output Technology Corporation, CXT Incorporated, and The Coeur d'Alenes Company, all located in Spokane, Washington.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership of Common Stock of the Company held, as of March 5, 1997, by the directors, any nominee for director, each of the executive officers named in the Summary Compensation Table, and directors and executive officers as a group. No director or executive officer owns any of the Company's preferred stock nor do the directors and executive officers as a group own in excess of 1% of the outstanding Common Stock of the Company. Also, no director or executive officer owns, nor do the directors and executive officers as a group own, in excess of 1% of the stock of any indirect subsidiaries of the Company.

                                                                                           AMOUNT AND NATURE OF
                                                                                           BENEFICIAL OWNERSHIP
                                                                                -------------------------------------------
                                                                                  DIRECT         INDIRECT          TOTAL
                                                                                -----------     -----------     -----------
W. Lester Bryan...............................................................        8,297         5,114(1)         13,411
David A. Clack (2)............................................................        3,504         2,000(3)          5,504
Jon E. Eliassen (2)(4)........................................................        7,966         6,403(1)         14,369
Robert D. Fukai...............................................................        6,888         8,510(1)         15,398
Duane B. Hagadone (2).........................................................       66,880                          66,880
Sarah M.R. (Sally) Jewell.....................................................        1,000                           1,000
John F. Kelly.................................................................          500                             500
Eugene W. Meyer (2)...........................................................       12,025                          12,025
Nancy J. Racicot..............................................................          953         3,716(1)          4,669
Paul A. Redmond (2)(5)........................................................       36,640(6)     14,531(1)         51,171
General H. Norman Schwarzkopf (2).............................................          780         3,716             4,496
B. Jean Silver................................................................        8,853(7)                        8,853
Larry A. Stanley..............................................................        3,270         4,705(8)          7,975
R. John Taylor................................................................        9,475         2,300(9)         11,775
All directors and executive officers as a group, including those listed
  above--19 individuals (10)..................................................                                      250,977

------------------------

(1) Shares held in the Company's 401(k) Investment Plan.

(2) Mr. Eliassen and directors Clack, Hagadone, Meyer, and Redmond each own 642 shares of stock of Pentzer Financial Services Corporation and 642 shares of stock of Pentzer Jefferson Corp., indirect subsidiaries of the Company. Messrs. Clack, Eliassen, Hagadone, Meyer, and Schwarzkopf each own stock options as follows: Form House--700 stock options and Graphic Communications--696 stock options. The aforesaid persons other than General Schwarzkopf own stock options as follows: Imfax-- 696 stock options; Pentzer Financial Services--107 stock options and Pentzer Jefferson--107 stock options. Mr. Redmond owns stock options as follows: Form House--12,195 stock options; Graphic Communications--10,442 stock options; Imfax--10,442 stock options; Pentzer Financial Services-- 10,733 stock options and Pentzer Jefferson--11,358 stock options.

(3) These shares are held in the name of Clack & Co.

(4) Mr. Eliassen owns 14,000 stock options of ITRON (a corporation in which the Company's subsidiary, Pentzer Corporation, owns approximately 6% of the outstanding Common Stock).

(5) Mr. Redmond owns 2,500 shares of ITRON. Mr. Redmond also owns 17,500 stock options of ITRON.

(6) Mr. Redmond shares investment and voting power with his spouse.

(7) Mrs. Silver shares investment and voting power with her spouse.

(8) Shares are held in a pension/profit-sharing plan not administered by the Company for which Mr. Stanley shares voting and investment power.

(9) Includes 1,200 shares held in an employee benefit plan not administered by the Company for which Mr. Taylor shares voting and investment power; 376 shares held by Mr. Taylor's spouse of which shares he disclaims beneficial ownership; and 724 shares held by Mr. Taylor as custodian for his children.

(10) The group of executive officers referred to above includes the Treasurer, who is also a Vice President, the Controller, and the Corporate Secretary.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held eight Board meetings in 1996. The attendance during 1996 at all meetings of the Board and at all Board committee meetings averaged 97 percent.

    The Audit Committee assists the Board in overseeing financial reporting, corporate governance and corporate control. The Committee recommends for Board appointment the independent accounting firm that audits the Company's financial statements, and considers the scope and results of audit services provided by the independent auditors and the Company's internal auditors. The Committee discusses accounting and reporting matters and other conditions affecting the Company's operations with management and legal counsel, and reviews financial and operating reports. The Committee consists of directors Meyer, Silver, and Taylor, and held four meetings in 1996.

    The Compensation Committee considers and makes recommendations to the Board with respect to compensation and benefits of executive officers of the Company. The Committee consists of directors Clack, Hagadone, Schwarzkopf, and Stanley, and held four meetings in 1996.

    The Nominating Committee proposes candidates to be nominated by the Board to fill vacancies in the Board that may occur from time to time. The Committee consists of non-employee directors. The Committee will consider written recommendations for the Board of Directors which are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications the candidate would bring to the Board and must include a written statement from the candidate of willingness and availability to serve. While recommendations may be considered at any time, recommendations for a specific annual meeting must be received by December 1 of the preceding year. Recommendations should be directed to the Corporate Secretary of the Company, 1411 East Mission Avenue, P.O. Box 3727, Spokane, Washington 99220. The Committee generally holds discussions of Board candidates in conjunction with regular Board meetings. Shareholders may only nominate directors for election at meetings of shareholders in accordance with the procedures set forth in the Bylaws of the Company.

    The Environmental Committee assists the Board in monitoring and overseeing the Company's environmental compliance and performance and provides policy guidance to executive management on environmental issues. The Committee consists of directors Silver and Stanley and an executive officer and two senior management employees of the Company. The Committee held four meetings in 1996.

    The Employee Benefits Committee considers and makes recommendations to the Board with respect to employee benefits. Specifically, the Committee addresses such items as the Investment and Employee Stock Ownership Plan and the Employees' Retirement Plan. The Committee consists of directors Silver and Stanley and three executive officers of the Company. The Committee held six meetings in 1996.

    The Executive Committee expedites board authorizations required to take action on certain corporate business matters when it is not practical for the entire Board to meet. Specifically, the committee is called upon for finance matters such as the issuance of securities through public or private offerings. The Executive Committee consists of directors Clack, Hagadone, Stanley, and Redmond. There were no meetings held in 1996.

                             EXECUTIVE COMPENSATION
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS:

    The Compensation Committee of the Board of Directors (the "Committee") annually reviews and recommends to the full Board compensation levels for executive officers. The Committee also establishes specific strategic corporate performance goals which correspond to short-term and long-term compensation opportunities for executive officers. The Committee is comprised entirely of Board members who are not employees of the Company.

    The Committee's primary objective in establishing compensation opportunities for executive officers is to support the Company's goal of maximizing the value of shareholders' interests. To achieve this objective, the Committee believes it is critical to:

    - Hire, develop, reward, and retain the most competent executives possible, and to provide compensation opportunities which are competitive in the marketplace.

    - Encourage decision-making that enhances shareholder value. The Committee believes that this objective is promoted by providing short-term and long-term incentives which include payment in the form of Company Common Stock.

    - Provide incentive opportunities which link corporate objectives and performance with executive pay.

    - Promote a close identity of interest between management and the Company's shareholders. The Committee believes that this objective is best achieved by tying incentive opportunities to the attainment of corporate and individual goals, and by rewarding positive results through the payment of Company Common Stock.

    The Committee makes recommendations to the Board of Directors pertaining to the Company's executive compensation plans which promote the objectives detailed above. The Committee believes that the Company's compensation plans support the Company's business mission and contribute to the Company's financial success.

    Consummation of the merger between the Company and Sierra Pacific Resources was expected to be finalized during 1996. Any executive officer of the Company who would have otherwise received stock as compensation within six months prior to the effective date of the merger could have been subject to adverse consequences under federal securities laws. Therefore, in February 1996, when incentive targets and potential payouts were established, it was determined that any incentive payouts for 1996 would be made in cash to avoid any potential adverse consequences. Subsequent to that determination, the merger was terminated by the Board of Directors on June 28, 1996.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility to the Company of nonexcluded annual compensation in excess of $1 million paid to the Company's chief executive officer and the other four highest-paid executive officers. The Company's exposure under Section 162(m) is currently not material and, therefore, no provisions are currently under consideration with respect to Section 162(m).

                           COMPONENTS OF COMPENSATION

    In determining executive officer compensation for 1996, the Committee considered the Company's achievements of a number of corporate and financial goals:

    - Revenues increased by 25 percent to $944 million, highest in company history; wholesale revenues more than doubled to $230 million.

    - Despite two extraordinary events in 1996 (the ice storm and merger termination), earnings per share of $1.35 were achieved.

    - Shareholder return, as measured in market price change and cash dividends, was 13.5 percent in 1996. For the three-year period 1994-1996, our shareholder return was 19.2 percent, outperforming the overall utility industry average of 17 percent.

    - The Company achieved cash flow of $108.8 million--an increase of 34 percent or $3.00 per share.

    - Pentzer Corporation continued to play an important role in the Company's growth. For the fifth year in a row, Pentzer achieved record returns contributing a substantial 38 cents per share to earnings, an increase of 11 cents over 1995.

    - Washington Water Power continued to maintain its competitive edge as one of the nation's lowest-cost providers of energy, thereby positioning the Company to capture future opportunities.

    The Committee also considered the rapid and proactive response from its executive officers, after the Company terminated the pending merger, in focusing on and implementing a significant corporate restructuring into three separate lines of business: energy delivery, generation and resources, and subsidiary operations, a structure that will allow the Company to respond more aggressively to competition.

    The Committee considered but did not target executive officer compensation at the median of similarly situated executives at the Company's competitors as it has in the past. Rather, the Committee believes that its total compensation opportunities for executive officers must provide significant compensation potential to attract and retain executive officers of exceptional talent and skill. The rapidly changing nature and increasing competitiveness of the utility industry demand that level of talent in order to maximize shareholder value. Therefore, the Committee determined to reward its executive officers for exceptional achievement during 1996 and to pay a level of compensation to keep what it believes to be some of the finest and knowledgeable employees in the industry.

BASE SALARY

    The Committee reviews each executive officer's base salary annually. The factors which influence Committee recommendations regarding base salary include: levels of pay among executives at other utilities, internal pay equity considerations, level of responsibilities, prior experience, breadth of knowledge, and job performance, including the Committee's subjective judgment as to individual contribution. The Committee considers some or all of these factors as it deems appropriate; there are no formal weightings given to any factor.

    Effective March 1, 1996, the Committee granted all executive officers a 4% base salary increase. In addition, in August 1996, further base salary increases were granted to certain executive officers in amounts averaging 9%. These increases were related to the Company's restructuring into three separate lines of business and reflect, in part, increases in responsibility in connection with these organizational changes, as well as the Compensation Committee's belief that base salary levels needed to be increased in light of the increasing competitiveness of the utility industry. Mr. Bryan was granted a 39.7% increase to reflect his promotion to President and Chief Operating Officer of the Company as well as his significant new responsibilities in connection with the Company's restructuring.

    With respect to the Chief Executive Officer's compensation in 1996, the Committee determined that a 4% increase in base salary for Mr. Redmond was also appropriate. Mr. Redmond did not receive any additional base salary increase in August. Mr. Redmond's responsibilities not only include both electric and gas utility operations but also include subsidiary operations of a diverse nature, such as manufacturing of electronic data collection, real estate development, financial services, precision metal stamping and manufacturing of retail advertising displays and consumer product packaging. In addition, the Company operates in several states, thereby requiring quality relationships and interaction with multiple regulatory commissions and public policy leaders. Mr. Redmond has served as CEO of the Company since 1984 and as Chairman and CEO since 1985. Under Mr. Redmond's leadership during 1996, the Company achieved a number of corporate and financial goals as previously discussed. The Committee and the entire Board of Directors recognize and highly value Mr. Redmond's visionary leadership, breadth of knowledge, complex business and utility experience, and outstanding performance, all of which continue to contribute significantly to the combined long-term success of the Company and its many subsidiaries (direct and indirect).

EXECUTIVE INCENTIVE COMPENSATION PLAN

    This plan provided the opportunity in 1996 for executive officers including Mr. Redmond to earn annual incentives in addition to their salaries. The Compensation Committee each year establishes the target amounts as a specified percentage of the executive officer's salary. For 1996, such percentages ranged from 35% to 40% for executive officers and 50% for Mr. Redmond. In the event that various goals (as more fully described under Annual Incentives) are achieved, an executive officer may be entitled to receive the full award and, in the event that certain performance goals have been exceeded, an executive officer may be entitled to receive up to 150% of such targeted percentage. The Committee believes that having as much as 50% of an executive officer's total compensation at risk fosters achievement of the Company's financial performance goals.

    ANNUAL INCENTIVES. Each year, the Committee establishes short-term financial goals which relate to one or more indicators of corporate financial performance. Generally, incentive awards are paid to participating executives under the Executive Incentive Compensation Plan only when the pre-designated financial goals and the individual performance goals are achieved. Because the merger was expected to be consummated during 1996, the Committee did not establish formal corporate financial goals for a performance period which was expected to be less than one year, but instead based the annual incentive award upon the overall financial performance of the Company and the individual performance of each executive. In reviewing the Company's overall financial performance, the Committee considered such corporate performance measures as earnings per share growth, internal cash generation, share price appreciation, return on common equity, book value, dividend payout ratio, and cost management. The evaluation of each executive included a determination of factors including sustained performance of each executive's individual accountabilities, the impact of such individual performance on the business results of the Company, effective leadership, the level of the executive's responsibility, business judgment, technical expertise, management skills, and strategic direction. The relative importance of each of these factors was discretionary on the part of the Committee, and no particular formulas or weights were applied. Based on this assessment process, the executive officers and Mr. Redmond received the maximum award.

    Payouts under the Executive Incentive Compensation Plan are normally made 50% in cash and 50% in Company Common Stock, consistent with the philosophy of the Committee that payment of a portion of the short-term incentive opportunity in the form of Company Common Stock helps strike a balance between the focus of executives on short-term and long-term corporate financial results. Nevertheless, because executive officers who would have otherwise received stock as compensation within six months prior to the effective date of the merger could have been subject to adverse consequences under the federal securities laws, stock could not be granted for 1996 performance and all incentive awards for 1996 were paid in cash. The amounts are reflected in the Summary Compensation Table under the column entitled "Bonus."

    LONG-TERM INCENTIVES. No long-term goals were established for 1996 because it was assumed the merger would close before year-end.

COMPENSATION FROM SUBSIDIARIES

    Mr. Redmond serves as Chairman of the Board of Pentzer Corporation, the Company's wholly owned private investment firm. Since 1984, Mr. Redmond has also been Chairman of the Board of ITRON, in which Pentzer has a 6 percent investment. As reflected in the Summary Compensation Table, the Board of Directors of Pentzer Corporation, in 1996, unanimously approved long-term incentive payouts to reward Mr. Redmond for his significant long-term contribution to the development and success of ITRON and, specifically, in connection with the sale and performance of ITRON Common Stock and the development and ultimate sale of Spokane Industrial Park.

    Mr. Redmond also received option grants from certain subsidiaries of the Company during 1996, which are also shown in the Summary Compensation Table and the Option Tables. These grants were made by the boards of directors of the subsidiaries pursuant to various subsidiary incentive plans.

    None of the awards mentioned above were made by or subject to approval of the Compensation Committee of the Board of Directors of the Company.

                     Members of the Compensation Committee

David A. Clack                            Duane B. Hagadone
General H. Norman Schwarzkopf             Larry A. Stanley

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION (1)
                                           ---------------------------------------------------------------------------
                                                 SALARY ($)                              BONUS ($)
                                           -----------------------                -----------------------
NAME AND                                    UTILITY                    TOTAL       UTILITY                    TOTAL
PRINCIPAL POSITION                   YEAR     (2)       NONUTILITY   SALARY ($)      (2)       NONUTILITY   BONUS ($)
-----------------------------------  ----  ----------   ----------   ----------   ----------   ----------   ----------
P.A. Redmond.......................  1996  $ 382,545    $ 137,702    $ 520,247    $ 294,813    $ 106,129    $ 400,942(3)
  Chairman of the                    1995  $ 376,590    $ 135,352    $ 511,942    $ 283,589    $ 101,931    $ 385,520(3)
  Board & Chief Executive Officer    1994  $ 338,767    $ 159,975    $ 498,742

W.L. Bryan.........................  1996  $ 193,104    $  18,709    $ 211,813    $ 136,031    $  13,175    $ 149,206(3)
  President & Chief                  1995  $ 181,659                 $ 181,659    $ 109,440                 $ 109,440(3)
  Operating Officer                  1994  $ 176,976                 $ 176,976

J.E. Eliassen......................  1996  $ 150,999    $  33,698    $ 184,697    $  93,120    $  20,774    $ 113,894(3)
  Senior Vice President &            1995  $ 147,407    $  34,252    $ 181,659    $  88,800    $  20,640    $ 109,440(3)
  Chief Financial Officer            1994  $ 144,462    $  32,514    $ 176,976

N.J. Racicot.......................  1996  $ 174,151                 $ 174,151    $ 100,313                 $ 100,313(3)
  Senior Vice President &            1995  $ 165,142                 $ 165,142    $  87,053                 $  87,053(3)
  General Manager Energy Delivery    1994  $ 157,752                 $ 157,752

R.D. Fukai.........................  1996  $ 170,537                 $ 170,537    $  92,188                 $  92,188(3)
  Vice President                     1995  $ 165,142                 $ 165,142    $  87,053                 $  87,053(3)
  External Relations                 1994  $ 160,886                 $ 160,886

                                                       LONG-TERM COMPENSATION (1)
                                     ---------------------------------------------------------------
                                                                       PAYOUTS
                                             AWARDS            ------------------------
                                     -----------------------                                TOTAL
                                                  SECURITIES          LONG-TERM           LONG-TERM
                                     RESTRICTED   UNDERLYING    INCENTIVE PAYOUTS ($)     INCENTIVE    ALL OTHER
NAME AND                               STOCK       OPTIONS/    ------------------------    PAYOUTS       COMP.
PRINCIPAL POSITION                   AWARDS ($)    SARS (#)    UTILITY (2)   NONUTILITY      ($)         ($)(9)
-----------------------------------  ----------   ----------   -----------   ----------   ----------   ----------
P.A. Redmond.......................                  29,784(4)               $ 448,847(7) $ 448,847    $  41,837
  Chairman of the                                    25,000(5)               $ 236,805(8) $ 236,805    $  41,063
  Board & Chief Executive Officer                    26,695(6)               $ 828,661(8) $ 828,661    $  36,992
W.L. Bryan.........................                                                                    $  10,897
  President & Chief                                                                                    $   6,053
  Operating Officer                                                                                    $   7,127
J.E. Eliassen......................                   3,587(4)                                         $  38,618
  Senior Vice President &                            10,857(5)                                         $  56,054
  Chief Financial Officer                             3,414(6)                                         $  29,643
N.J. Racicot.......................                                                                    $  15,540
  Senior Vice President &                                                                              $  13,683
  General Manager Energy Delivery                                                                      $  12,460
R.D. Fukai.........................                                                                    $  20,984
  Vice President                                                                                       $  13,963
  External Relations                                                                                   $  19,647

Notes to Summary Compensation Table:

(1) Includes any amounts deferred pursuant to the Executive Deferral Plan. This plan allows executive officers the opportunity to defer until their retirement or until their earlier termination, disability or death, up to 75% of their base salary and/or up to 100% of any cash awarded under the provisions of the Executive Incentive Compensation Plan. Accumulated deferred compensation is credited with earnings at a non-preferential rate.

(2) Only compensation charged to utility operations is recovered as an expense for ratemaking purposes.

(3) Amounts received under the Executive Incentive Compensation Plan for 1995 and 1996 performance.

(4) Option grants to Mr. Redmond received as a director of certain of the Company's indirect subsidiaries: ITRON--2,000; F.O. Phoenix, Inc.--15,000; Bay Area Manufacturing Co., Inc.--12,784.

    Option grants to Mr. Eliassen received as a director of certain of the Company's indirect subsidiaries: ITRON--2,000; F.O. Phoenix, Inc.--857; Bay Area Manufacturing Co., Inc.--730.

(5) Option grants to Mr. Redmond received as a director of certain of the Company's indirect subsidiaries: ITRON--10,000; and The Decker Co. Inc.--15,000.

    Option grants to Mr. Eliassen received as a director of certain of the Company's indirect subsidiaries: ITRON--10,000; and The Decker Co. Inc.--857.

(6) Option grants to Mr. Redmond received as a director of certain of the Company's indirect subsidiaries: The Form House, Inc.--12,195; Safety Speed Cut Mfg. Co., Inc.--12,500; and ITRON--2,000.

    Option grants to Mr. Eliassen received as a director of certain of the Company's indirect subsidiaries: The Form House--700; Safety Speed Cut--714; and ITRON--2,000.

(7) Amount received from Pentzer Corporation as long-term incentive compensation in connection with the performance and sale of Itron common stock and the development and ultimate sale of Spokane Industrial Park.

(8) Amount received from Pentzer Corporation as long-term incentive compensation in connection with the performance and sale of Itron common stock.

(9) Includes employer contributions under both the Executive Deferral Plan and the Investment and Employee Stock Ownership Plan (401(k) plan), pursuant to which the Company matches 75% of each executive officer's deferral up to 6% of salary. Also includes payments for unused, paid time-off accrued under the Company's One-Leave Program. Amounts for 1996 under the Deferral Plan were: Redmond--$16,287; Bryan--$4,147; Eliassen $2,648; Racicot--$2,157;
    Fukai--$968. Amounts for 1996 under the 401(k) plan were: Redmond $6,750; Bryan--$6,750; Eliassen--$6,750; Racicot-- $6,750; Fukai--$6,750. Amounts
    for 1996 under the One-Leave Program were: Redmond--$0; Bryan--$0; Eliassen--$9,120 (100 hrs.); Racicot--$6,633 (80 hrs.); Fukai--$13,266 (160
    hrs.). Includes 1996 ITRON director fees for Redmond of $18,800 and Eliassen of $20,100.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                               POTENTIAL REALIZABLE
                                     INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
--------------------------------------------------------------------------------------------     ANNUAL RATES OF
                                      NUMBER OF      % OF TOTAL                                    STOCK PRICE
                                     SECURITIES     OPTIONS/SARS                                 APPRECIATION FOR
                                     UNDERLYING      GRANTED TO     EXERCISE OR                    OPTION TERM
                                    OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                 GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)     10% ($)
----------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------
P.A. Redmond
  ITRON...........................        2,000(2)          .19%     $   58.75     04/30/06   $   73,895  $  187,265
  Bay Area........................       12,784(3)        31.25%     $   36.55     10/31/05   $  293,904  $  744,668
  F.O. Phoenix....................       15,000(4)         20.0%     $   39.45     05/24/06   $  372,150  $  943,050

J.E. Eliassen
  ITRON...........................        2,000(2)          .19%     $   58.75     04/30/06   $   73,895  $  187,265
  Bay Area........................          730(3)          1.8%     $   36.55     10/31/05   $   16,783  $   42,523
  F.O. Phoenix....................          857(4)          1.1%     $   39.45     05/24/06   $   21,262  $   53,880

------------------------

(1) No option grants were made by the Company. All grants referred to are options granted by indirect subsidiaries of the Company. The exercise price is at fair market value on the date of grant.

(2) Granted pursuant to the ITRON Restated Stock Option Plan for Non-Employee Directors on April 30, 1996. All options were exercisable immediately upon grant.

(3) Granted pursuant to Bay Area Manufacturing Co., Inc., Stock Incentive Plan. Vests in whole on November 2, 1998 but may be accelerated due to death, disability or change in control. The value of the options is based on book value per share.

(4) Granted pursuant to F.O. Phoenix, Inc., Stock Incentive Plan. Vests in whole on May 24, 1999 subject to the right of F.O. Phoenix board to accelerate at any time. The value of the options is based on book value per share.

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                    SHARES                             OPTIONS/SARS AT                   OPTIONS/SARS AT
                                  ACQUIRED ON       VALUE                 FY-END (#)                        FY-END ($)
                                   EXERCISE       REALIZED      ------------------------------    ------------------------------
NAME                                  (#)            ($)         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------   -----------    -----------    -------------    -------------    -------------    -------------
P.A. Redmond...................       --             --               60,475(1)        67,479(2)  $    485,540(1)  $    317,449(3)
J.E. Eliassen..................        1,000(4)  $   21,125           15,606(5)         3,858(6)  $     19,155(5)  $     18,171(3)

------------------------

(1) 2,500 ITRON stock options valued at $14.84 per share ($2.91 exercise price); 1,000 ITRON stock options valued at $4.25 per share ($13.50 exercise price); and 2,000 ITRON stock options valued at $0 per share ($17.75 exercise price); 10,000 ITRON stock options valued at $0 per share ($24.50 exercise price); 2,000 ITRON stock options valued at $0 ($58.75 exercise price); and 11,358 Pentzer Jefferson stock options valued at $0 per share ($0.002 exercise price); 10,733 Pentzer Financial Services stock options valued at $17.18 per share ($1.40 exercise price); 10,442 Graphic Communications stock options valued at $24.88 per share ($20.00 exercise price); and 10,442 Imfax stock options valued at $0 per share ($18.67 exercise price); all as of December 31, 1996.

(2) 12,195 Form House stock options; 12,500 Safety Speed Cut stock options; 15,000 Decker stock options; 12,784 Bay Area Manufacturing stock options; and 15,000 F.O. Phoenix stock options.

(3) Form House stock options valued at $11.16 per share; Safety Speed Cut stock options valued at $7.43 per share; Decker stock options valued at $2.89 per share; Bay Area Manufacturing stock options valued at $3.53 per share; and F.O. Phoenix stock options valued at $0 per share; all as of December 31, 1996.

(4) ITRON stock options ($13.50 exercise price).

(5) 2,000 ITRON stock options valued at $0 per share ($17.75 exercise price); 2,000 ITRON stock options valued at $0 per share ($58.75 exercise price); and 10,000 ITRON stock options valued at $0 per share ($24.50 exercise price); 107 Pentzer Jefferson stock options valued at $0 per share ($0.002 exercise price); 107 Pentzer Financial Services stock options valued at $17.18 per share ($1.40 exercise price); 696 Graphic Communications stock options valued at $24.88 per share ($20.00 exercise price); and 696 Imfax stock options valued at $0 per share ($18.67 exercise price); all as of December 31, 1996.

(6) 700 Form House stock options; 714 Safety Speed Cut stock options; 857 Decker stock options; 730 Bay Area Manufacturing stock options; and 857 F.O. Phoenix stock options.

                               PENSION PLAN TABLE

                                                                            YEARS OF SERVICE
                                                       ----------------------------------------------------------
REMUNERATION                                               15          20          25          30          35
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
$125,000.............................................  $   46,875  $   62,500  $   78,125  $   93,750  $   93,750
$150,000.............................................  $   56,250  $   75,000  $   93,750  $  112,500  $  112,500
$175,000.............................................  $   65,625  $   87,500  $  109,375  $  131,050  $  131,050
$200,000.............................................  $   75,000  $  100,000  $  125,000  $  150,000  $  150,000
$225,000.............................................  $   84,375  $  112,500  $  140,625  $  168,750  $  168,750
$250,000.............................................  $   93,750  $  125,000  $  156,250  $  187,500  $  187,500
$300,000.............................................  $  112,500  $  150,000  $  187,500  $  225,000  $  225,000
$400,000.............................................  $  150,000  $  200,000  $  250,000  $  300,000  $  300,000
$450,000.............................................  $  168,750  $  225,000  $  281,250  $  337,500  $  337,500
$500,000.............................................  $  187,500  $  250,000  $  312,500  $  375,000  $  375,000
$550,000.............................................  $  206,250  $  275,000  $  343,750  $  412,500  $  412,500
$600,000.............................................  $  225,000  $  300,000  $  375,000  $  450,000  $  450,000
$650,000.............................................  $  243,750  $  325,000  $  406,250  $  487,500  $  487,500

    The table above reflects benefits pursuant to the Retirement Plan for Employees and the Supplemental Executive Retirement Plan. The Company's Retirement Plan for Employees provides a retirement benefit based upon employees' compensation and years of service. Earnings credited for retirement purposes represent the final average annual base salary earnings of the employee for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for the named executive officers is the amount under "Total Salary" in the Summary Compensation Table.

    The Supplemental Executive Retirement Plan provides additional pension benefits to executive officers of the Company who have attained the age of 55, and a minimum of 15 years of benefit service with the Company. The plan is intended to provide benefits to executive officers whose pension benefits under the Company's Retirement Plan are reduced due to the application of Section 415 of the Internal Revenue Code of 1986 and the deferral of salary pursuant to the Executive Deferral Plan. When combined with the Retirement Plan, the plan will provide benefits to executive officers, other than the Chief Executive Officer, who retire at age 62 or older, of 2.5 percent of the final average annual base earnings during the highest 60 consecutive months during the last 120 months of service, for each year of service up to 30 years. When combined with the Retirement Plan, the plan will provide benefits to the Chief Executive Officer who retires at age 65, of 3.0% of final average base earnings during the highest 36 consecutive months during the last 120 months of service, for each year of service up to 30 years. Benefits will be reduced for executives who retire before age 62.

    Benefits for both plans are calculated based on a straight-life annuity, paid on a monthly basis and are not subject to reduction for offset amounts. Years of credited service for listed executive officers are as follows:

                                                                YEARS OF
NAME                                                        CREDITED SERVICE
---------------------------------------------------------  -------------------
P. A. Redmond............................................              31
W. L. Bryan..............................................              26
J. E. Eliassen...........................................              26
N. J. Racicot............................................              27
R. D. Fukai..............................................              24

                             DIRECTORS COMPENSATION

    During calendar year 1996, directors who were not employees of the Company received an annual retainer of $30,000. Of that amount, two-thirds was paid automatically in Company Common Stock, pursuant to provisions of the Non-Employee Director Stock Plan. Directors are also paid $1,200 for each meeting of the Board of Directors or any committee meeting of the Board of Directors and a per diem travel fee of $1,200. Directors who served as Board committee chairpersons and who therefore have additional responsibility and time requirements associated with Board membership receive an additional $4,000 retainer.

    In February 1996, the Board unanimously voted that any directors newly-elected at the 1996 Annual Meeting or thereafter would not be entitled to any benefits under the Outside Director Retirement Plan. On February 14, 1997, the Board of Directors unanimously approved the termination of the Retirement Plan. Therefore, current directors as well as any new directors will not participate in nor further accrue any benefits under this plan. In lieu of any benefit accrued under this plan, current directors received Company Common Stock as follows: Clack--1,621 shares; Hagadone--4,323 shares; Meyer--1,142 shares; Schwarzkopf--613 shares; Silver--1,879 shares; Stanley--1,172 shares; and Taylor--1,621 shares.

    The Board of Directors has set a stock ownership expectation for all members of the Board. Directors are expected to own $100,000 of Company Common Stock within five years of their becoming a board member and must maintain at least that amount during their tenure as a board member. This guideline and the Non-Employee Director Stock Plan both illustrate the Board's philosophy of increased stock ownership for all members of the Board in order to further strengthen the commonality of interest between the Board of Directors and shareholders.

               EMPLOYMENT AGREEMENTS AND OTHER COMPENSATORY PLANS

EMPLOYMENT AGREEMENTS

    On June 24, 1994, the Company entered into a three-year employment contract with Mr. Redmond. The employment agreement provides that if Mr. Redmond's employment is terminated (except a termination for Cause as defined in the agreement) or if Mr. Redmond terminates employment for Good Reason (as defined in the agreement), the Company, or its successor, (a) will pay Mr. Redmond a cash amount equal to three times his annual base salary, (b) will pay the value of benefits to which he would have been entitled had he remained in employment until the end of the term of employment under the Company's pension plan(s), supplemental executive retirement plan(s), disability plan(s), and such other benefit plan(s) as may be adopted from time to time, (c) will continue medical and welfare benefits for the life of Mr. Redmond and his spouse and (d) with respect to any incentive or similar plan awards, all options shall vest in full and become immediately exercisable, all restrictions shall lapse with respect to any restricted stock, and any other types of awards shall vest in full and become immediately exercisable or payable, subject to proration of any awards that are subject to performance criteria. In no case will termination benefits payable subject to Section 280(G) of the Internal Revenue Code exceed three times base salary less $1.

    In addition, on June 24, 1994, the Company entered into three-year employment contracts with Messrs. Bryan, Eliassen, and Fukai, and Ms. Racicot. If the employment of any of these executive officers is terminated by the Company (except a termination for Cause or Disability as defined in the agreements) or the executive officer terminates employment for Good Reason (as defined in the agreements), the Company, or its successor, (a) will pay the executive officer a cash amount equal to the sum of (i) the annual base salary through the end of the employment period and (ii) one month's salary for each year of service with the Company (with a minimum of 12 months' salary payable),
(b) will continue medical and welfare benefits for the executive officer for 18 months, and (c) will pay whatever benefits the executive officer may be entitled to under various benefit plans to the extent unpaid, in accordance with the terms of the plans. In no case will termination benefits payable subject to Section 280(G) of the Internal Revenue Code exceed three times base salary less $1.

SUPPLEMENTAL EXECUTIVE DISABILITY PLAN

    The Supplemental Executive Disability Plan provides specified benefits to executive officers of the Company who become disabled so as to be unable to perform any and every duty of his or her occupation. The plan provides a benefit equal to 60 percent of the executive officer's base annual wage at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company's Long-Term Disability Plan for employees, worker's compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable for a period of time not to exceed the earlier of the executive officer's date of retirement or age 65.

EXECUTIVE INCOME CONTINUATION PLAN

    In order to provide benefits to the beneficiaries of executive officers who die during their term of office or after retirement, the Company has adopted an Executive Income Continuation Plan. Under the plan, an executive officer's designated beneficiary will receive, as elected by the executive officer, either
(a) a lump sum equal to twice the executive officer's annual base salary at the time of death (or if death occurs after retirement, a lump sum equal to twice the executive officer's annual pension benefit) or (b) one quarter of such sum paid in each year over a ten-year period commencing within thirty days of the executive's death.

                               PERFORMANCE GRAPH

                                          12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
                                          ---------  ---------  ---------  ---------  ---------  ---------
WWP.....................................  $  100.00  $  114.45  $  129.81  $  103.78  $  141.45  $  160.55
EEI.....................................  $  100.00  $  107.60  $  119.63  $  105.79  $  138.58  $  140.30
S&P 500.................................  $  100.00  $  107.62  $  118.48  $  120.04  $  165.12  $  203.06

------------------------

(1) A composite stock price index of 500 key companies in 90 industry groups divided into four major industry categories (industrials, utilities, financials, and transportations).

(2) A composite stock price index of 100 of the largest publicly-traded electric and combination (electric and natural gas) utilities.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors appoints the independent accountants that audit the financial statements of the Company. The Board of Directors formally appointed Deloitte & Touche LLP as independent accountants for continuing audit work in 1997 at the February 1997 board meeting. Deloitte & Touche has conducted consolidated annual audits of the Company for many years, and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche is expected to be present at the meeting with the opportunity to make a statement if he/she desires to do so, and such representative is expected to be available to respond to appropriate questions.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    A copy of the Company's Annual Report to Shareholders and the Financial Report for the year 1996 accompanies this Proxy Statement.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment or adjournments thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in the proxy materials for the 1998 Annual Meeting of Shareholders must be received by the Company, no later than December 1, 1997. Such proposals should be directed to the Corporate Secretary of the Company, 1411 East Mission Avenue, P.O. Box 3727, Spokane, Washington 99220.

                            EXPENSE OF SOLICITATION

    The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged Beacon Hill Partners, Inc., at a cost of $3,500 plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees and other record holders of the Company's Common Stock to forward copies of the proxy soliciting material and the Company's 1996 Annual Report to Shareholders and the Financial Report to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

                                          By order of the Board of Directors,

                                          Terry L. Syms
                                          CORPORATE SECRETARY

Spokane, Washington
March 31, 1997

                       THE WASHINGTON WATER POWER COMPANY

                          PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE WASHINGTON
   WATER POWER COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON TUESDAY,
                                  MAY 20, 1997.


     The undersigned appoints P.A. Redmond and T.L. Syms, and each of them, with full power of substitution, the Proxies of the undersigned, to represent the undersigned and vote all shares of The Washington Water Power Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 20, 1997, and at any adjournments thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1

                                        (Continued, and to be dated and
                                          signed, on the reverse side.)


                                         THE WASHINGTON WATER POWER COMPANY
                                         P.O. BOX 11204
                                         NEW YORK, N.Y. 10203-0204


1. Election of Directors    FOR all nominees    WITHHOLD AUTHORITY -     *EXCEPTIONS
                            listed below        to vote for all
                                                nominees listed below

NOMINEES: W. LESTER BRYAN, SARAH M. R. (SALLY) JEWELL, JOHN F. KELLY AND R. JOHN TAYLOR
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)

- Exceptions
                 ------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.


                                                MARK HERE IF CHANGE OF
                                                ADDRESS OR COMMENTS

                                                The signature on this Proxy
                                                should correspond exactly
                                                with the shareholders name
                                                as printed to the left. In
                                                the case of joint tenants,
                                                co-executors, or co-trustees,
                                                both should sign. Persons
                                                signing as attorney,
                                                executor, administrator,
                                                trustee or guardian should
                                                give their full title.

                                                Dated:                 1997
                                                     ------------------


                                                ----------------------------
                                                         Signature


                                                ----------------------------
                                                         Signature

                                                VOTES MUST BE INDICATED   X
                                                (X) IN BLACK OR BLUE INK.
PLEASE SIGN, DATE AND RETURN THIS PROXY
IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.